_______________________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ______)

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☐      Definitive Proxy Statement

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☐      Soliciting Material Pursuant to § 240.14a-12

GOLDRICH MINING COMPANY

_______________________________________________________________________________________________________

(Name of Registrant as Specified in its Charter)

_______________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GOLDRICH MINING COMPANY 2607 Southeast Blvd., Suite B211 Spokane, Washington 99223
Notice of Special Meeting of Stockholders

To all Stockholders of Goldrich Mining Company:

You are invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Goldrich Mining Company (the “Company”). The Special Meeting will be held at the Company’s corporate offices at 2607 Southeast Blvd., Suite B211, Spokane Washington, 99223, on November 13, 2020 at 8 a.m. Pacific time. The purposes of the Special Meeting are:

1.To amend the Company’s Articles of Incorporation to increase the Company’s authorized capital from 250,000,000 shares of common stock to 750,000,000 shares of common stock; and

2.To amend the Company’s Restated 2008 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized for issuance under the Plan to 16,129,304 shares, an amount that represents 10% of the Company’s issued and outstanding shares of common stock as of September 25, 2020; and

3.Any other business that may properly come before the Special Meeting.

The Board of Directors has fixed September 25, 2020, as the record date for the Special Meeting. Only stockholders of the Company of record at the close of business on September 25, 2020 will be entitled to notice of, and to vote at, the Special Meeting. A list of stockholders as of September 25, 2020, will be available at the Special Meeting for inspection by any stockholder. Stockholders will need to register at the Special Meeting to attend the Special Meeting. If your shares of common stock or preferred shares are not registered in your name, you will need to bring proof of your ownership of those shares to the Special Meeting in order to register to attend and vote. You should ask the broker, bank or other institution that holds your shares of common stock to provide you with a valid proxy card to permit you to vote at the Special Meeting. Please bring that documentation to the Special Meeting.

This Notice of Meeting, the accompanying proxy statement, the form of proxy and notes thereto for the Special Meeting, are first being made available to stockholders of the Company on or about October 2, 2020.

Whether or not you expect to attend the Special Meeting, please sign and return the enclosed proxy promptly. If you decide to attend the Special Meeting, you may, if you wish, revoke the proxy and vote your shares of common stock in person.

The Company intends to hold the Special Meeting in-person. However, the Company is carefully monitoring the public health impact of the coronavirus (COVID-19) on an ongoing basis, and may decide to forego the physical Special Meeting in favor of a virtual-only Special Meeting or some other alternative depending on the situation and the requirements of local laws and regulations. Pursuant to the emergency order of the Governor of the State of Alaska adopted on March 19, 2020 and extended on April 10, 2020, the Company may hold the Special Meeting pursuant to guidelines for virtual meetings adopted by the Board of Directors of the Company without regard to the in-person meeting requirements of Alaska Corporations Code AS 10.06.405(a). Further, we may provide notice of a change to a virtual meeting on a shorter timeframe than otherwise required by Alaska Corporations Code AS 10.06.410(a). While we understand this could disrupt the travel plans of those who plan to attend, our first priority is the health and safety of our communities, stockholders, employees and other stakeholders. In the event the Company decides to hold a virtual Meeting or some other alternative, shareholders will be notified and provided with additional details as soon as possible and we will post the change and such additional details to our website at www.goldrichmining.com.

By Order of the Board of Directors,

/s/ William Schara

William Schara

President and Chief Executive Officer

Goldrich Mining Company

2607 Southeast Blvd., Suite B211

Spokane, Washington 99223

October 2, 2020

GOLDRICH MINING COMPANY 2607 Southeast Blvd., Suite B211 Spokane, Washington 99223

Proxy Statement

for

Special Meeting of Stockholders

To Be Held November 13, 2020, 8 a.m. Pacific Time

Goldrich Mining Company Corporate Office

2607 Southeast Blvd., Suite B211, Spokane, Washington, 99223

Unless the context requires otherwise, references in this statement to “Goldrich Mining,” “Goldrich,” the “Company,” “we,” “us” or “our” refer to Goldrich Mining Company.

The Special Meeting of Stockholders of Goldrich Mining (referred to as the “Special Meeting”) will be held on November 13, 2020, at the Company’s corporate offices at 2607 Southeast Blvd., Suite B211, Spokane, Washington, 99223, at 8 a.m. Pacific time.

We are providing the enclosed proxy materials and form of proxy in connection with the solicitation by the Company’s Board of Directors (referred to as the “Board”) of proxies for this Special Meeting. We anticipate that this Proxy Statement and the form of proxy will first be available to holders of our shares of common stock on or about October 2, 2020.

You are invited to attend the Special Meeting at the above stated time and location. If you plan to attend and your shares are held in “street name” – in an account with a bank, broker, or other nominee – you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares by completing your proxy card over the internet, completing your proxy card over the telephone, completing, signing and faxing your proxy card to our Corporate Secretary, completing and returning a proxy card provided to you by mail or e-mail or, if you hold shares in “street name,” by completing the voting information form provided by the broker, bank or other nominee.

A returned signed proxy card without an indication of how shares should be voted will be voted FOR an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized capital from 250,000,000 shares of common stock to 750,000,000 shares of common stock (the “Authorized Share Increase”) and FOR an amendment to the 2008 Restated Equity Incentive Plan to increase the number of shares authorized for issuance thereunder to 16,129,304 shares, an amount that represents 10% of the Company’s issued and outstanding shares of common stock on September 25, 2020 (“Stock Option Plan Amendment”).

Our common stock and our outstanding preferred stock are the only types of securities entitled to vote at the Special Meeting. Each holder of our Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock (collectively, the “Preferred Stock”) shall be entitled to vote on all matters upon which holders of common stock would be entitled to vote and shall be entitled to that number of votes equal to the number of whole shares of common stock into which such holder’s shares of Preferred Stock could be converted. The Series A Preferred Stock may be converted into such number of shares of common stock as is equal to 1 preferred share multiplied by 6. We currently have 150,000 shares of Series A Preferred Stock outstanding which is convertible into 900,000 shares of common stock. The Series B Preferred Stock may be converted into such number of shares of common stock as is equal to 1 preferred share multiplied by 14,285.71. We currently have 200 shares of Series B Preferred Stock outstanding which is convertible into 2,857,142 shares of common stock. The Series C Preferred Stock may be converted into such number of shares of common stock as is equal to 1 preferred share multiplied by 33,333.33. We currently have 250 shares of Series C Preferred Stock outstanding which is convertible into 8,333,333 shares of common stock. The Series D Preferred Stock may be converted into such number of shares of common stock as is equal to 1 preferred share multiplied by 33,333.33. We currently have 150 shares of Series D Preferred Stock outstanding which is convertible into 5,000,000 shares of common stock. The Series E Preferred Stock may be converted into such number of shares of common stock as is equal to 1 preferred share multiplied by 33,333.33. We currently have 300 shares of Series E Preferred Stock outstanding which is convertible into 10,000,000 shares of common stock. The Series F Preferred Stock may be converted into such number of shares of common stock as is equal to 1 preferred share multiplied by 33,333.33. We currently have 153 shares of Series F Preferred Stock outstanding which is convertible into 5,100,000 shares of common stock. We referred to the shares of common stock and the Preferred Stock jointly in this proxy statement as “voting stock.”

Our corporate bylaws define a quorum as a majority of the issued and outstanding voting stock present in person or by proxy. Our Articles of Incorporation allow cumulative voting for directors only. A majority of the voting power of the voting stock present, whether in person or by proxy, is required to approve the Stock Option Plan Amendment. An affirmative vote of a majority of the Company’s issued and outstanding voting stock is required to approve the Authorized Share Increase. Further, under the Alaska Corporations Code, our shares of common stock must approve the Authorized Shares Increase by voting as a separate class from the Preferred Stock. Therefore, an affirmative vote of a majority of the Company’s issued and outstanding common stock is also required to approve the Authorized Shares Increase.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 2020

In accordance with the rules of the United States Securities and Exchange Commission (“SEC”), we are now furnishing proxy materials on the internet pursuant to the “notice and access” rules. Instructions on how to access and review the proxy materials, which include this Proxy Statement and the accompanying form of proxy, on the internet can be found on the notice of access card sent to stockholders by the Company or in the voting instructions form you receive from your intermediary. The proxy materials, including this proxy statement and the form of proxy, will be available at [http://www.viewproxy.com/goldrichmining.com/2020]. You can also obtain directions to attend the meeting at this website.

The Company will provide to any stockholder, upon request, one copy of this Proxy Statement. Copies of the foregoing documents are also available on the Company’s website at http://www.goldrichmining.com and will be provided by the Company, upon request, by mail at 2607 Southeast Blvd., Ste. B211, Spokane, Washington 99223; by phone at (509) 535-7367; or by email at ggallagher@goldrichmining.com, free of charge to stockholders. The Company may require the payment of a reasonable charge from any person or corporation who is not a stockholder and who requests a copy of any such document. Additional information relating to the Company is available electronically on EDGAR at www.sec.gov/edgar.shtml.

The Company intends to hold the Special Meeting in-person. However, the Company is carefully monitoring the public health impact of the coronavirus (COVID-19) on an ongoing basis and may decide to forego the physical Special Meeting in favor of a virtual-only Special Meeting or some other alternative depending on the situation and the requirements of local laws and regulations. Pursuant to the emergency order of the Governor of the State of Alaska adopted on March 19, 2020 and extended on April 10, 2020, the Company may hold the Special Meeting pursuant to guidelines for virtual meetings adopted by the Board of Directors of the Company without regard to the in-person meeting requirements of Alaska Corporations Code AS 10.06.405(a). Further, we may provide notice of a change to a virtual meeting on a shorter timeframe than otherwise required by Alaska Corporations Code AS 10.06.410(a). While we understand this could disrupt the travel plans of those who plan to attend, our first priority is the health and safety of our communities, stockholders, employees and other stakeholders. In the event the Company decides to hold a virtual Meeting or some other alternative, shareholders will be notified and provided with additional details as soon as possible and we will post the change and such additional details to our website at www.goldrichmining.com.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a stockholder of record at the close of business on September 25, 2020 and are entitled to vote at the Special Meeting. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Special Meeting to vote your shares.

When you sign the proxy card you appoint William Schara, Chief Executive Officer, President and Director to the Company and Ted Sharp, Chief Financial Officer, Corporate Secretary and Treasurer to the Company, as your representatives at the Special Meeting. As your representatives, they will vote your shares at the Special Meeting (or any adjournments or postponements) as you have instructed them on your proxy card. With proxy voting, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Special Meeting, just in case your plans change.

If an issue properly comes up for vote at the Special Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the record date?

The Board has fixed September 25, 2020, as the record date for the Special Meeting. Only holders of voting stock as of the close of business on that date will be entitled to vote at the Special Meeting.

How many shares are outstanding?

As of September 25, 2020, we had 161,293,043 shares of common stock issued and outstanding, and 151,053 shares of Preferred Stock issued and outstanding. We currently have 150,000 shares of Series A Preferred Stock outstanding which is convertible into 900,000 shares of common stock, 200 shares of Series B Preferred Stock outstanding which is convertible into 2,857,142 shares of common stock, 250 shares of Series C Preferred Stock outstanding which is convertible into 8,333,333 shares of common stock, 150 shares of Series D Preferred Stock outstanding which is convertible into 5,000,000 shares of common stock, 300 shares of Series E Preferred Stock outstanding which is convertible into 10,000,000 shares of common stock and 153 shares of Series F Preferred Stock outstanding which is convertible into 5,100,000 shares of common stock.

What am I voting on?

You are being asked to vote on the following:

1.To approve the Authorized Share Increase;

2.To approve the Stock Option Plan Amendment; and

3.Any other business that may properly come before the meeting.

How many votes do I get?

Each share of common stock is entitled to one vote. Each share of Preferred Stock is entitled to vote on an as converted basis. The Series A Preferred Stock may be converted into such number of shares of common stock as is equal to 1 preferred share multiplied by 6. The Series B Preferred Stock may be converted into such number of shares of common stock as is equal to 1 preferred share multiplied by 14,285.71. The Series C Preferred Stock may be converted into such number of shares of common stock as is equal to 1 preferred share multiplied by 33,333.33. The Series D Preferred Stock may be converted into such number of shares of common stock as is equal to 1 preferred share multiplied by 33,333.33. The Series E Preferred Stock may be converted into such number of shares of common stock as is equal to 1 preferred share multiplied by 33,333.33. The Series F Preferred Stock may be converted into such number of shares of common stock as is equal to 1 preferred share multiplied by 33,333.33. Cumulative voting rights are not authorized for matter at the Special Meeting and dissenters’ rights are not applicable to any of the matters being voted upon.

The Board recommends a vote FOR the Authorized Share Increase and FOR the Stock Option Plan Amendment.

How do I vote?

You have several voting options. You may vote by:

–Completing your proxy card over the internet at the following website: https://www.transferonlinesolo.com/vote/;

–Signing and emailing your proxy card to: info@natco.com;

–Signing and mailing your proxy card that you received as part of the proxy materials to the attention of: NATCO, 50 West Liberty Street, Suite 880, Reno, NV 89501;

–Signing and faxing your proxy card to: 1-775-322-5623;

–Attending the Special Meeting and voting in person.

If your shares of voting stock are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in a “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can Stockholders vote in person at the Special Meeting?

We will pass out written ballots to anyone who wants to vote at the Special Meeting. If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Special Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You may do this by:

–Signing another proxy with a later date and mailing it to the attention of: Ted Sharp, Chief Financial Officer, Corporate Secretary and Treasurer, at 2607 Southeast Blvd., Suite B211, Spokane, Washington 99223, so long as it is received prior to 11:59 p.m. Pacific time on November 11, 2020;

–Delivering a written notice of the revocation of your proxy to the attention of: Ted Sharp, Chief Financial Officer, Corporate Secretary and Treasurer, at 2607 Southeast Blvd., Suite B211, Spokane, Washington 99223, so long as it is received prior to 11:59 p.m. Pacific time on November 11, 2020; or

–Voting in person at the Special Meeting.

Beneficial Stockholders should refer to the instructions received from their stockbroker or the registered holder of the shares if they wish to change their vote.

How many votes do you need to hold the Special Meeting?

To conduct the Special Meeting, the Company must have a quorum, which means that a majority of the outstanding voting stock of the Company as of the record date must be present at the Special Meeting. Your shares of voting stock will be counted as present at the Special Meeting if you:

–Submit a properly executed proxy card (even if you do not provide voting instructions); or

–Attend the Special Meeting and vote in person.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. Since our bylaws state that matters presented at a meeting of the stockholders must be approved by the majority of the voting power of the voting stock present at the meeting and the Articles Amendment requires an affirmative vote of majority of the outstanding voting stock, a properly executed proxy card marked ABSTAIN with respect to a proposal will have the same effect as voting AGAINST that proposal.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding shares in street name for their customers, are generally required to vote the shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares on routine matters, but not on non-routine matters. The election of directors is considered a non-routine matter because the board’s nominees are running uncontested and brokers may not vote shares held in street name for their customers in relation to this item of business. The Authorized Share Increase and the Stock Option Amendment are non-routine matters and brokers may not vote shares held in street name for their customers in relation to these items of business.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any shares represented at the Special Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast for the election of directors. Any shares of voting stock represented at the Special Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote AGAINST the other proposals herein.

How many votes are needed to approve the Authorized Share Increase?

The Authorized Share Increase will be approved if a majority of the outstanding voting power of the voting stock votes FOR the proposal. Further, under the Alaska Corporations Code because the Authorized Share Increase contains amendments to our Articles of Incorporation to increase the number of authorized shares of common stock, our shares of common stock must approve the Authorized Share Increase by voting as a separate class from the Preferred Stock. Therefore, an affirmative vote of a majority of the Company’s issued and outstanding common stock is also required to approve the Authorized Share Increase. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal.

How many votes are needed to approve the Stock Option Plan Amendment?

The Stock Option Plan Amendment will be approved if a majority of the voting power of the voting stock present at the Special Meeting votes FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal.

Will my shares be voted if I do not sign and return my Proxy Card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares; otherwise your shares will not be voted at the meeting. See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares.

If your shares are registered in your name, and you do not complete your proxy card over the internet or sign and return your proxy card, your shares will not be voted at the Special Meeting unless you attend the Special Meeting and vote your shares in person.

Where can I find the voting results of the Special Meeting?

We will publish the final results in a current report filing on Form 8-K with the SEC within four (4) business days of the Special Meeting.

Who will pay for the costs of soliciting proxies?

We will bear the cost of soliciting proxies. In an effort to have as large a representation at the Special Meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Upon request, we will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of our common stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

When are stockholder proposals due for the 2021 Annual Meeting of Stockholders?

Because we have not held an annual meeting of stockholders since 2013, in order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be submitted in writing to the Company’s Secretary, Ted Sharp, at Goldrich Mining Company, 2607 Southeast Blvd., Suite B211, Spokane, Washington 99223, and received no later than a reasonable time before we begin to print and send our proxy materials for the next annual meeting. You will be notified of the deadline in reports we subsequently file with the SEC, if and when a date for holding the next annual general meeting of shareholders is determined by our Board. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in our proxy statement and form of proxy.

Similarly, stockholder proposals not submitted for inclusion in the proxy statement and not received within a reasonable time before we begin to print and send our proxy materials for the next annual meeting will be considered untimely pursuant to Rule 14a-5(e)(2) of the United States Securities and Exchange Act of 1934, as amended.

PROPOSAL 1 — AUTHORIZED SHARE INCREASE

Background

The Board has approved, subject to stockholders’ approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 250,000,000 shares, par value $0.10 per share, to 750,000,000 shares, par value $0.10 per share. A copy of the proposed amended Articles of Incorporation is attached hereto as Appendix B.

Increase Authorized Capital Amendment

Our Articles of Incorporation currently authorize us to issue a maximum of 250,000,000 shares, par value $0.10 per share. As of September 25, 2020, we had 161,293,043 shares of common stock issued and outstanding and outstanding options to purchase 1,075,000 shares of common stock at a weighted average price of $0.06, warrants to acquire 43,875,027 shares of common stock at a weighted average price of $0.035 and preferred shares convertible into 32,190,475 shares of common stock.

The Board of Directors believes that the increase in authorized shares of common stock will provide us with greater flexibility with respect to our capital structure for various purposes including equity financings, strategic relationships and stock-based acquisitions.

The Company does not currently have any obligation to issue any of the 500,000,000 shares of common stock if the Authorized Share Increase is approved. The Company does not have any binding agreements or the intention to enter into any known pending binding agreements regarding the issuance of any of the 500,000,000 shares of common stock being approved in accordance with the Authorized Share Increase. No officer, director, employee, or consultant has been granted or awarded, nor is there currently any promise by the Company to grant or award to such persons, any of the shares of common stock to be approved by the Authorized Share Increase nor does any such person have any other personal interest in the approval of the Authorized Share.

Vote Requirements

The Authorized Share Increase will be approved if a majority of the outstanding voting power of the voting stock votes FOR the proposal. Further, under the Alaska Corporations Code because the Authorized Shares Increase contains amendments to our Articles of Incorporation to increase the number of authorized shares of common stock, our shares of common stock must approve the Authorized Share Increase by voting as a separate class from the Preferred Stock. Therefore, an affirmative vote of a majority of the Company’s issued and outstanding common stock is also required to approve the Authorized Share Increase.

Amendments

	Current	Amended	Notes
Authorized Capital

The aggregate number of shares which the corporation shall have authority to issue is Two Hundred and Fifty Million (250,000,000) shares of common stock having a par value of ten cents ($0.10) per share and Ten Million (10,000,000) shares of preferred stock having such par value per share, if any, as the directors may determine.

The aggregate number of shares which the corporation shall have authority to issue is Seven Hundred and Fifty Million (750,000,000) shares of common stock having a par value of ten cents ($0.10) per share and Ten Million (10,000,000) shares of preferred stock having such par value per share, if any, as the directors may determine.

The Corporation’s authorized capital will be increased by 500,000,000 shares of common stock which has the potential to allow the Corporation to conduct more equity financings, which could dilute the holdings of our existing stockholders.

The Board recommends that the stockholders vote FOR the Authorized Share Increase. All proxies executed and returned without an indication of how shares should be voted will be voted FOR the Authorized Share Increase.

PROPOSAL 2 – STOCK OPTION PLAN AMENDMENT

Background

Our stockholders previously approved the Plan, at our Special Meeting on May 5, 2008. The Plan provides us with the ability to grant share-based incentive awards to employees, directors and consultants. As of September 25, 2020, there were 9,550,672 shares of our common stock authorized for issuance under the Plan. Our Board has approved, and is asking our stockholders to approve, an amendment to the Plan to increase the number of shares of our common stock authorized for issuance under the Plan to 16,129,304 shares of common stock, an amount that represents 10% of the issued and outstanding shares of our common stock, an increase of 6,578,632 shares of common stock.

No changes are being made to the Plan other than the amendment to increase the number of shares of our common stock authorized for issuance under the Plan to 16,129,304 shares of our common stock.

Plan Summary

The Plan is summarized below. This summary is of the material terms of the Plan and is qualified in its entirety by reference to the text of the Plan which is attached to this Proxy Statement as Appendix C. We encourage you to read the actual text of the Plan and the amendment in their entirety.

Administration

The Board administers the Plan. The Board has authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan. In addition, the Board has the authority to interpret the Plan and the awards granted under the Plan and establish rules and regulations for the Administration of the Plan. The Compensation Committee of the Board shall make recommendations to the Board regarding the administration of the Plan.

Eligible Participants

All Employees, Directors and Consultants of the Company are eligible to participate in the Plan. Currently there are approximately the following number of persons in each class eligible to participate in the Incentive Plan:

Non-employee Directors: 6

Executive Officers: 2

Employees: 1

Outside of incentive stock options, which may not be granted to any person who is not an employee of Goldrich, a subsidiary or affiliate (including any non-employee directors) at the time of grant, all classes can participate equally in the equity awards granted under the Incentive Plan. Participation in the Incentive Plan is determined in the sole discretion of the Compensation Committee or the Goldrich Board.

Benefits under the Incentive Plan

The Compensation Committee has not determined any benefits to be granted under the Incentive Plan pursuant to the Stock Option Plan Amendment nor has the Company entered into any agreements pursuant to which awards will be granted under the Plan conditional upon the approval of the Stock Option Plan Amendment. Since the benefits and amounts to be awarded under the Plan are determined at the sole discretion of the Compensation Committee it is not possible to determine either (i) the specific benefits or amounts that will be granted to our chief executive officer, other named executive officers, our executive officers as a group, our non-executive directors as a group or our employees as group if the Incentive Plan Amendment is approved; or (ii) the benefits or amounts which would have been received by or allocated to each such person or group for the last completed fiscal year if the Stock Option Plan Amendment had been in effect.

Shares Available for Awards

The aggregate number of shares of the Company's common stock that may be issued as awards under the Plan is 9,550,672 shares of our common stock. If this Proposal is approved by our stockholders, then the Plan will authorize the issuance of up to 16,129,304 of our issued and outstanding common stock as awards under the Plan. Certain types of mergers, acquisitions and other reorganizations in the future could require additional shares to be reserved and set aside by the Company. The Board may request the Company to adjust the aggregate number of shares reserved for issuance under the Plan if a stock dividend is declared or other type of distribution occurs, including a stock split, merger, extraordinary dividend, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan.

If any shares of common stock related to an award granted under the Current Plan or the Plan are forfeited or become unexercisable, or if any award terminates without the delivery of any shares, the shares of common stock previously set aside for such awards will be available for future awards under the Plan.

At the Record Date, there are 2,350,672 options outstanding under the Incentive Plan, with a weighted average life of 5.5 years and a weighted average exercise price of $0.06.

Stock Options and Stock Appreciation Rights

The Board may award stock options in the form of nonqualified stock options or incentive stock options with a maximum term of ten (10) years. Moreover, the Board may award stock appreciation rights. The Board will establish the vesting schedule for stock options and the method of payment of the exercise price, which may include cash, installment payments or shares. The Board will establish the manner and timing under which restrictions may lapse. The exercise price for any option and the base price for any stock appreciation right will not be less than the fair market value of the underlying shares on the date of the grant.

Restricted Stock and Restricted Stock Units

The Board may award restricted stock and restricted stock units and establish the applicable restrictions, including any limitation on voting rights or the receipt of dividends. The Board may decide to include dividends or dividend equivalents as part of an award of restricted stock or restricted stock units and may accrue dividends, with or without interest, until the award is paid. The Board will establish the manner and timing under which restrictions may lapse.

Expiration, Termination or Forfeiture of Awards

Unless otherwise provided in the applicable award agreement or any severance agreement, vested awards granted under the Plan will expire, terminate, or otherwise be forfeited as follows:

·Ninety (90) days after the date of termination of a Participant's Continuous Status (as defined in the Plan) as a Participant (as defined in the Plan), other than in the circumstances described below;

·Immediately upon termination of a Participant's Continuous Status as a Participant for cause as defined in a Company subplan or Award Agreement (as defined in the Plan);

·Twelve (12) months after the date on which a Participant ceased performing services as a result of his or her Disability (as defined in the Plan); and

·Twelve (12) months after the death of a Participant who was a Participant whose Continuous Status as a Participant terminated as a result of their death.

Amendment and Termination

The Board generally may amend or terminate the Plan as it determines to be advisable. Shareholder approval will not be required in order to amend or terminate the Plan unless otherwise required by the Internal Revenue Code, the Securities and Exchange Commission or any listing requirement of any stock exchange. No amendment may be made without shareholder approval if such amendment would increase the aggregate number of shares which may be issued under the Plan. The Board may amend the Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Board to be inconsistent with the purposes of the Plan.

Transferability of Awards

Unless otherwise provided by the Board, an Award (as defined in the Plan) issued under the Plan may only be transferred by will or the laws of descent and distribution. The Board may permit further transferability pursuant to such conditions and limitations as it may impose.

Change in Control

With respect to an Award granted under the Plan, if the Company incurs a Change in Control event, including a merger or consolidation in which the Company is not the continuing or surviving corporation or a sale of all or substantially all of its assets, then the surviving company may assume the outstanding awards of the Plan or substitute similar awards for the outstanding awards of the Plan. If such awards are not assumed or substituted, any Award granted under the Plan will be, at the discretion of the Board, either (i) accelerated so that they are exercisable on a date prior to the Change in Control event, (ii) required to be surrendered and canceled with a payment being made to the Participant equal to the Change in Control Value or (iii) adjusted to reflect the Change in Control, including the right to make no adjustment whatsoever.

EQUITY COMPENSATION PLANS

The following summary information is presented as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	1,075,000	$0.06	2,350,672
Equity compensation plans not approved by security holders	0	0	0
Total	1,075,000	$0.06	2,350,672

The Board recommends that our stockholders vote FOR the approval of the Stock Option Plan Amendment. All proxies executed and returned without an indication of how shares should be voted will be voted FOR the Stock Option Plan Amendment.

EXECUTIVE COMPENSATION

Executive Compensation Agreements and Summary of Executive Compensation:

William V. Schara, Principal Executive Officer:

We entered into an employment arrangement with William V. Schara on October 19, 2009 in conjunction with his appointment as our Chief Executive Officer. Mr. Schara is a Certified Public Accountant, and has a Bachelor of Science Degree in Accounting from Marquette University. His annual salary was fixed at $180,000 and 750,000 options to purchase our common stock were issued to him, with 250,000 vesting immediately, 250,000 vesting on October 19, 2010 and 250,000 vesting on October 19, 2011. These option shares expired on October 19,2019. Mr. Schara has a three-year employment contract that is renewed and reviewed on an annual basis by the Board of Directors for appropriate changes in salary, benefits or other employment matters. Mr. Schara received only a partial salary in 2016, 2017, and 2018 due to the Company’s lack of finances. At December 31, 2019 a total of $426,500 of unpaid salary was accrued and included in payable to related parties, including $180,000 accrued during 2019.

Ted R. Sharp, Principal Financial Officer:

We entered into a written Independent Contractor Agreement, effective March 1, 2006, with Sharp Executive Associates, Inc. and the owner of that firm, Ted R. Sharp CPA, for Mr. Sharp to act as a Management Consultant to serve as Secretary, Treasurer and Chief Financial Officer and to provide through his extended staff and firm all services typical of an accounting department for a small company. Mr. Sharp is a Certified Public Accountant and his firm is an independent contractor, with business management and consulting interests with other companies that are independent of the consulting agreement he currently has in place with the Company. The term of the original Agreement was through December 31, 2006, and has been renewed on an annual basis, with the basis of fees changed from the monthly fee and to terms that would allow Mr. Sharp to bill the activities performed by members of his firm at hourly rates. In 2010, we hired an internal accountant to provide normal accounting functions for the Company and the use of Mr. Sharp’s staff was eliminated. Fees paid to Mr. Sharp’s firm subsequent to this date are for Mr. Sharp’s services only. When our ability to pay under a renewed agreement is assured, the terms of the contract will be reviewed and renewed. Either party may terminate the Agreement upon 15 days written notice. Mr. Sharp also will be reimbursed for reasonable expenses previously approved by us. Mr. Sharp is not an employee and serves on a part time basis. Mr. Sharp billed a total of $42,703 in fees in 2019, of which, together with unpaid fees from the prior year, $78,644 remains unpaid at December 31, 2019.

Executive Compensation and Related Information

Summary Compensation Table

A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officer and the other named executive officer for the most recent two fiscal years is as follows:

Name(1) and Principal Position	Year	Salary ($)	Stock Awards ($)	Total
(a)	(b)	(c)	(e)	(j)
William V. Schara	2019	180,000	-	180,000
Principal Executive Officer	2018	180,000	45,390(2)	225,390
Ted R. Sharp	2019	42,703	-	42,703
Principal Financial Officer	2018	64,222	10,470(3)	74,692

(1)  No other executive or person earned more than $100,000 for the year. Columns for certain forms of compensation have been omitted from the table because no compensation was paid for those forms of compensation during the period reported.

(2) Includes 1,300,000 common shares at a fair value of $0.035 per share.

(3) Includes 300,000 common shares at a fair value of $0.035 per share.

Material factors necessary to an understanding of the compensation in this table are set forth in the description of the compensation agreements. No performance targets or grants were modified or waived during the last fiscal year.

Outstanding Equity Awards

At the fiscal year ended December 31, 2019, none of our named executive officers had any outstanding equity awards.

Retirement, Resignation or Termination Plans

With the exception of the following, we sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.

The employment plan for Mr. Schara includes a two-year severance provision (or a three-year provision under a change in control), wherein the Company would be required to pay him a lump-sum severance equal of two years (or three years under a change of control) of his annual salary at termination due to reasons other than termination for cause.

Director Compensation

The Directors receive $500 for each board meeting and $300 for each committee meeting. Any officer who is also a board member does not receive fees for service on the board.

Stock Awards and Option Awards were made under our Restated 2008 Equity Incentive Plan. The fair values were computed in accordance with ASC 718. The grant, vesting and forfeiture information and assumptions made in valuation may be found in Note 8 to our consolidated financial statements for the year ended December 31, 2019 included in this Annual Report on Form 10-K. Grants to officers and directors under the 2008 Equity Incentive Plan are made as partial compensation for services rendered as well as to retain qualified persons in those positions and provide incentive for involvement and performance. Aggregate awards outstanding at December 31, 2019 are included in the Beneficial Ownership table and notes below.

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation ($)	Total ($)
(a)	(b)	(g)	(h)
David S. Atkinson(3)	4,800	-	4,800
Garrick A. Mendham(5)	3,500	-	3,500
William Orchow(4)	4,800	-	4,800
Michael G. Rasmussen(6)	4,300	-	4,300
Stephen M. Vincent(7)	4,800	-	4,800
Nicholas Gallagher (8)	4,800	-	4,800

(1)The Directors receive $500 for each board meeting and $300 for each committee meeting.

(2)Stock Awards and Option Awards, when made, are made under our 2008 Equity Incentive Plan. The fair values were computed in accordance with ASC 718.

(3)Mr. Atkinson holds no options to purchase shares of common stock. Other compensation includes payment for director fees earned in prior years paid in shares totaling 174,785 common shares.

(4)Mr. Orchow holds no options to purchase shares of common stock. Other compensation includes payment for director fees earned in prior years paid in shares totaling 853,868 common shares.

(5)Mr. Mendham holds options to purchase a total of 50,000 shares of common stock, all of which are vested. Other compensation includes payment for director fees earned in prior years paid in shares totaling 368,424 common shares.

(6)Mr. Rasmussen holds options to purchase a total of 350,000 shares of common stock, all of which are vested. Other compensation includes payment for director fees earned in prior years paid in shares totaling 436,963 common shares.

(7)Mr. Vincent holds options to purchase a total of 50,000 shares of common stock, all of which are vested. Other compensation includes payment for director fees earned in prior years paid in shares totaling 610,029 common shares.

(8)Mr. Gallagher holds no options to purchase shares of common stock. Other compensation includes payment for director fees earned in prior years paid in shares totaling 171,920 common shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of September 25, 2020 by:

i.each director and nominee for director;

ii.each of our executive officers named in the Summary Compensation Table under "Executive Compensation and Related Information" (the "Named Executive Officers");

iii.all our executive officers and directors as a group, and, based on currently available Schedules 13D and 13G filed with the SEC, the beneficial owners of more than 5% of our common stock.

Title of Class	Name of Beneficial Owner	Address	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Directors and Named Executive Officers
Common Stock	David S. Atkinson, Director	Via San Martino, No. 9 Feltre, Italy 32032	8,106,824	(2)	4.26%
Common Stock	Garrick A. Mendham, Director	PO Box 668 Kingsford, NSW 2032 Australia	1,348,943	(3)	*
Common Stock	William Orchow, Chairman, Director	67 P Street Salt Lake City, UT 84103	2,163,262	(4)	1.14%
Common Stock	Michael G. Rasmussen, Director	3311 S. Grand Blvd. Spokane, WA 99203	975,145	(5)	*
Common Stock	William V. Schara, Chief Executive Officer, Director	3221 S. Rebecca Spokane, WA 99223	3,397,804	(6)	1.79%
Common Stock	Ted R. Sharp, Secretary, Treasurer and Chief Financial Officer	15148 Pinehurst Way Caldwell, ID 83607	1,170,182	(7)	*
Common Stock	Stephen M. Vincent, Director	255 Maple Hill Rd. Hopkins, MN 55343	2,212,029	(8)	1.16%
Common Stock	Nicholas Gallagher, Director	5 Churchfields The K Club, Straffan Kildare, Ireland	77,944,079	(9)	35.13%
Common Stock	All current executive officers and directors as a group		97,318,268		45.31%
5% or greater shareholders
Common Stock	Forza Partners, L.P.	Via San Martino, No. 9 Feltre, Italy 32032	5,850,308	(2)	3.08%
Common Stock	NGB Nominees	5 Churchfields The K Club, Straffan Kildare, Ireland	30,707,104	(9)	14.34%
Common Stock	Randall & Christopher Johnson	8615 Eagle Creek Cir. Savage, MN 55378	25,344,369	(10)	13.30%

*Less than 1%.

(1)This table is based upon information supplied by officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 161,293,043 shares outstanding on September 25, 2020, adjusted on a partially diluted basis for each shareholder as required by rules promulgated by the SEC.

(2)Mr. Atkinson is general partner and holds positions as director and general manager of Forza Partners, L.P. and Forza Partners II, L.P. Mr. Atkinson is the sole investment decision maker for Forza Partners, L.P. and Forza Partners II, L.P. The shares total includes 885,694 shares of common stock and 66,667 shares of common stock acquirable upon exercise of Class R warrants before December 9, 2021 held personally by Mr. Atkinson. Also includes 5,850,308 shares of common stock, held for the account of Forza Partners II. Mr. Atkinson is also a director to the Company. Because of Mr. Atkinson’s position as director and as general manager of Forza Partners, L.P. and Forza Partners II, L.P., the shares beneficially owned by Mr. Atkinson are listed twice in the table.

(3)Includes 1,165,609 shares of common stock, 2 shares of Preferred E stock convertible into 66,667 shares of common stock, 50,000 shares of common stock acquirable upon exercise of vested options exercisable before August 12, 2023, and 66,667 shares of common stock acquirable upon exercise of Class R warrants before December 9, 2021.

(4)Includes 2,029,928 shares of common stock, 2 shares of Preferred E stock convertible into 66,667 shares of common stock and 66,667 shares of common stock acquirable upon exercise of Class R warrants before December 9, 2021.

(5)Includes 625,145 shares of common stock, 50,000 shares of common stock acquirable upon exercise of vested options exercisable before July 7, 2023 and 300,000 shares of common stock acquirable upon exercise of vested options exercisable before December 19, 2024.

(6)Includes 3,264,470 shares of common stock, 2 shares of Preferred E stock convertible into 66,667 shares of common stock and 66,667 shares of common stock acquirable upon exercise of Class R warrants before December 9, 2021.

(7)Includes 1,170,182 shares of common stock.

(8)Includes 1,362,029 shares of common stock, 12 shares of Preferred E stock convertible into 400,000 shares of common stock, 50,000 shares of common stock upon exercise of vested options exercisable before August 12, 2023, 333,333 shares of common stock acquirable upon exercise of Class R warrants before November 2, 2021, and 66,667 shares of common stock acquirable upon exercise of Class R warrants before December 9, 2021.

(9)Mr. Gallagher is general partner and holds positions as director and general manager of NGB Nominees, which is a greater than 5% shareholder. Mr. Gallagher is the sole investment decision maker for NGB Nominees. Includes 22,328,638 shares of common stock, 150,000 shares of Preferred A stock convertible into 900,000 shares of common stock, 200 shares of Preferred B stock convertible into 2,857,142 shares of common stock, 250 shares of Preferred C stock convertible into 8,333,333 shares of common stock, 50 shares of Preferred D stock convertible into 1,666,667 shares of common stock, 280 shares of Preferred E stock convertible into 9,333,333 shares of common stock, 153 shares of Preferred F stock convertible into 5,100,000 shares of common stock, 333,336 shares of common stock acquirable upon exercise of Class Q warrants before December 8, 2020, 833,333 shares of common stock acquirable upon exercise of Class Q-2 warrants before December 8, 2020, 11,000,000 shares of common stock acquirable upon exercise of Class R warrants before December 9, 2021, 5,100,000 shares of common stock acquirable upon exercise of Class S warrants before March 31, 2022, and 16,824,966 shares of common stock acquirable upon exercise of Class T warrants before October 31, 2024.

(10)Includes 21,218,871 shares of common stock and 4,125,498 shares of common stock acquirable upon exercise of Class T warrants before June 30, 2024.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matter that will come before the Special Meeting.

Multiple Shareholders Sharing the Same Address

The regulations regarding the delivery of copies of proxy materials stockholders permit the Company and brokerage firms to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances. Stockholders who hold their shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke such a consent previously provided to a broker, the stockholder must contact the broker to revoke the consent. In any event, if a stockholder wishes to receive a separate proxy statement and accompanying materials for the Special Meeting, the stockholder may receive copies by contacting the Corporate Secretary at 2607 Southeast Blvd., Suite B211, Spokane, Washington 99223. Stockholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Company in the same manner. Persons holding voting shares through a broker can request a single copy by contacting the broker.

Board of Directors Approval

The undersigned hereby certifies that the contents and sending of this Proxy Statement to the stockholders have been approved by the Board.

APPENDICES

A           Form Proxy Card

B           Amended Articles of Incorporation

C           Restated 2008 Equity Incentive Plan

By Order of the Board of Directors,

/s/ William Schara

William Schara President and Chief Executive Officer

Goldrich Mining Company

2607 Southeast Blvd., Suite B211

Spokane, Washington 99223

October 2, 2020

Please sign and return the enclosed form of proxy promptly. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.